UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20509

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 7, 2007

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts (Address of principal executive offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”) dated March 7, 2007, reporting Talbots financial results for the fourth quarter and full fiscal year of 2006.
Non-GAAP Financial Measures:
     To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has included in the press release furnished with this Current Report on Form 8-K, the following non-GAAP financial measures: 2006 Q4 and full fiscal year adjusted earnings per diluted share by brand and in total, and 2007 Q1 and full year adjusted earnings per diluted share by brand.
     Stock option expense. Prior to January 29, 2006, the Company accounted for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25 the Company historically used the intrinsic value method to account for stock-based compensation expense. Under APB 25, stock options were generally not an expense for accounting purposes and, as a result, no compensation expense is included in the 2005 reporting period related to stock options. Beginning January 29, 2006, the Company accounts for stock-based compensation expense, including expense related to stock options, under the fair value method of Statement of Financial Accounting No. 123(R), “Share-Based Payment” (“FAS 123(R)”). As the Company adopted the modified prospective method, results for prior periods have not been restated under the fair value method.
     Management reviews its operating performance using a number of metrics. In connection with the adoption of FAS 123(R), management is and will be excluding stock option expense in certain internal budgets, operating plans and forecasts, evaluating actual results across periods, assessing management performance, and comparing operating results of other companies. Management also believes that the exclusion of stock option expense provides investors an additional metric, consistent with what management uses internally, to analyze and evaluate the Company’s operating business across reporting periods. However, stock options are an important element of employee incentive compensation and are recurring, and under GAAP all forms of cash and non-cash compensation are valued by the Company and included in the Company’s GAAP results of operations. Management expects to regularly review its stock option expense and its impact on its results of operations on a GAAP basis in structuring and evaluating its cash and non-cash share-based compensation programs.
     Acquisition-Related Costs and Purchase-Related Accounting Adjustments. Management is also using a non-GAAP financial measure which excludes charges for acquisition-related costs and purchase-related accounting adjustments related to its J. Jill acquisition completed May 3, 2006, in certain internal budgets, operating plans and forecasts, evaluating actual results across periods, assessing management performance and comparing operating performance against other companies. Management believes that these excluded amounts attributable to the J. Jill acquisition are not reflective of ongoing operating results for the period and are solely a function of the acquisition. This information is expected to aid management and the Board of Directors in its decision-making and allocation of resources. A limitation of this non-GAAP financial measure is that some or all of such charges represent actual cash outlays and, in addition, such measure does not reflect actual GAAP expense. However, this is only one operating metric and is reviewed by management, together with GAAP results, for internal financial analysis and planning purposes.
     Brand Operations. In connection with the integration of its J. Jill acquisition, management is and will be excluding earnings per share attributable to each individual brand operation from the other in certain internal budgets, operating plans and forecasts and in assessing management performance. This information is expected to aid management and the Board of Directors in its decision-making and allocation of resources between the brands. It also provides one additional performance metric to assist investors in analyzing and better understanding the Company’s financial performance and trends period-to-period. This is only one operating metric and is reviewed by management, together with GAAP results, for internal financial analysis and planning purposes. However, these are not GAAP results and the Company has provided the breakdown of these exclusions from expected GAAP results.
     These non-GAAP financial measures should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with GAAP. Also, these non-GAAP financial measures as disclosed by the Company may be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of these non-GAAP financial measures, the Company has included the most directly comparable GAAP financial measures and a reconciliation between the GAAP and non-GAAP financial measures.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
d.	Exhibits.
99.1	Press Release of The Talbots, Inc., dated March 7, 2007.*
*Pursuant to Item 2.02 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: March 7, 2007	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller